INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Pease Oil and Gas Company on Form S-3 of our report dated February 7, 2001 on our audits of the consolidated financial statements of Pease Oil and Gas Company as of December 31, 2000, and for the years ended December 31, 2000 and 1999, which report is included in the Annual Report of Pease Oil and Gas Company on Form 10-KSB.

/S/ HEIN + ASSOCIATES LLP

Denver, Colorado
April 18, 2001